                                                                   Exhibit 10.19




                            OFFICE LEASE AGREEMENT


                                    Between


                        1120 VERMONT AVENUE ASSOCIATES


                                      And


                       FOCAL COMMUNICATIONS CORPORATION

                               TABLE OF CONTENTS
                               -----------------

I.         BASIC LEASE INFORMATION; DEFINITIONS ...........................   4

II.        LEASE GRANT ....................................................   8

III.       ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION .....................   8

IV.        RENT ...........................................................   9

V.         USE ............................................................  15

VI.        SECURITY DEPOSIT ...............................................  16

VII.       SERVICES TO BE FURNISHED BY LANDLORD ...........................  16

VIII.      LEASEHOLD IMPROVEMENTS .........................................  17

IX.        GRAPHICS .......................................................  18

X.         REPAIRS AND ALTERATIONS ........................................  18

XI.        USE OF ELECTRICAL SERVICES BY TENANT ...........................  22

XII.       ENTRY BY LANDLORD ..............................................  22

XIII.      ASSIGNMENT AND SUBLETTING ......................................  23

XIV.       LIENS ..........................................................  25

XV.        INDEMNITY AND WAIVER OF CLAIMS .................................  25

XVI.       TENANT'S INSURANCE .............................................  26

XVII.      SUBROGATION ....................................................  28

XVIII.     LANDLORD'S INSURANCE ...........................................  28

XIX.       CASUALTY DAMAGE ................................................  28

XX.        LANDLORD'S ALLOWANCE TO TENANT .................................  29

XXI.       CONDEMNATION ...................................................  30

XXII.      EVENTS OF DEFAULT ..............................................  30

XXIII.     REMEDIES .......................................................  31

XXIV.      LIMITATION OF LIABILITY ........................................  33

XXV.       NO WAIVER ......................................................  33

XXVI.      EVENT OF BANKRUPTCY ............................................  33

XXVII.     WAIVER OF JURY TRIAL ...........................................  34

XXVIII.    COMPLIANCE MATTERS .............................................  35

XXIX.      HOLDING OVER ...................................................  36

XXX.       SUBORDINATION TO MORTGAGES .....................................  36

XXXI.      ATTORNEYS' FEES ................................................  37

XXXII.     NOTICE .........................................................  38

XXXIII.    ESTOPPEL CERTIFICATES ..........................................  38

XXXIV.     INTENTIONALLY OMITTED ..........................................  38

XXXV.      EXCEPTED RIGHTS ................................................  38

XXXVI.     SURRENDER OF PREMISES ..........................................  39

XXXVII.    PARKING ........................................................  39

XXXVIII.   ACCESS .........................................................  40

XXXIX.     MISCELLANEOUS ..................................................  40

XL.        ENTIRE AGREEMENT ...............................................  42

                            OFFICE LEASE AGREEMENT

     This Office Lease Agreement (the "Lease") is made and entered into as of the 4th day of May, 1998 by and between 1120 VERMONT AVENUE ASSOCIATES, a District of Columbia limited partnership ("Landlord") and FOCAL COMMUNICATIONS CORPORATION, a Delaware Corporation duly qualified to transact business in the District of Columbia (Tenants).


I.   BASIC LEASE INFORMATION; DEFINITIONS.

     A. The following are some of the basic lease information and defined terms used in this Lease.

          1. "Additional Base Rental" shall mean Tenant's Pro Rata Share of Basic Costs and any other sums (exclusive of Base Rental) that are required to be paid by Tenant to Landlord hereunder, which sums are deemed to be additional rent under this Lease. Additional Base Rental and Base Rental are sometimes collectively referred to herein as "Rent."

          2. "Base Rental" shall mean the sums that Tenant is required to pay to Landlord in accordance with the following schedule.


          Lease Year             Rate Per Square Foot of Rentable Area
          First                                 $14.750
          Second                                $15.045
          Third                                 $15.346
          Fourth                                $15.653
          Fifth                                 $15.967
          Sixth                                 $17.786
          Seventh                               $18.142
          Eighth                                $18.505
          Ninth                                 $18.875
          Tenth                                 $19.252
          Eleventh                              $21.387
          Twelfth                               $21.815
          Thirteenth                            $22.251
          Fourteenth                            $22.696
          Fifteenth                             $23.150

Assuming a Rentable Area of the Premises equal to 19,414 square feet, the aggregate amount of Base Rental that Tenant is required to pay to Landlord during the initial Lease Term is Five Million Four Hundred Forty-Seven Thousand Nine Hundred Fifty-Six and 67/100 Dollars ($5,447,956.67). Such Base Rental shall be payable by Tenant to Landlord in one hundred eighty (180) monthly installments as follows:

          a. twelve (12) equal installments of Twenty-Three Thousand Eight Hundred Sixty-Three and 04/100 Dollars ($23,863.04), each payable on or before the first day of each month during the period beginning October 15, 1998 and ending October 31, 1999.

          b. twelve (12) equal installments of Twenty-Four Thousand Three Hundred Forty and 30/100 Dollars ($24,340.30), each payable on or before the first day of each month during the period beginning November 1, 1999 and ending October 31, 2000.

          c. twelve (12) equal installments of Twenty-Four Thousand Eight Hundred Twenty-Seven and 27/100 Dollars ($24,827.27), each payable on or before the first day of each month during the period beginning November 1, 2000 and ending October 31, 2001.

          d. twelve (12) equal installments of Twenty-Five Thousand Three Hundred Twenty-Three and 95/100 Dollars ($25,323.95), each payable on or before the first day of each month during the period beginning November 1, 2001 and ending October 31, 2002.

          e. twelve (12) equal installments of Twenty-Five Thousand Eight Hundred Thirty-One and 94/100 Dollars ($25,831.94), each payable on or before the first day of each month during the period beginning November 1, 2002 and ending October 31, 2003.

          f. twelve (12) equal installments of Twenty-Eight Thousand Seven Hundred Seventy-Four and 78/100 Dollars ($28,774.78), each payable on or before the first day of each month during the period beginning November 1, 2003 and ending October 31, 2004.

          g. twelve (12) equal installments of Twenty-Nine Thousand Three Hundred Fifty and 73/100 Dollars ($29,350.73), each payable on or before the first day of each month during the period beginning November 1, 2004 and ending October 31, 2005.

          h. twelve (12) equal installments of Twenty-Nine Thousand Nine Hundred Thirty-Eight and 01/100 Dollars ($29,938.01), each payable on or before the first day of each month during the period beginning November 1, 2005 and ending October 31, 2006.

          i. twelve (12) equal installments of Thirty Thousand Five Hundred Thirty-Six and 60/100 Dollars ($30,536.60), each payable on or before the first day of each month during the period beginning November 1, 2006 and ending October 31, 2007.

          j. twelve (12) equal installments of Thirty-One Thousand One Hundred Forty-Six and 53/100 Dollars ($31,146.53), each payable on or before the first day of each month during the period beginning November 1, 2007 and ending October 31, 2008.

          k. twelve (12) equal installments of Thirty-Four Thousand Six Hundred and 60/100 Dollars ($34,600.60), each payable on or before the first day of each month during the period beginning November 1, 2008 and ending October 31, 2009.

          l. twelve (12) equal installments of Thirty-Five Thousand Two Hundred Ninety-Three and 03/100 Dollars ($35,293.03), each payable on or before the first day of each month during the period beginning November 1, 2009 and ending October 31, 2010.

          m. twelve (12) equal installments of Thirty-Five Thousand Nine Hundred Ninety-Eight and 41/100 Dollars ($35,998.41), each payable on or before the first day of each month during the period beginning November 1, 2010 and ending October 31, 2011.

          n. twelve (12) equal installments of Thirty-Six Thousand Seven Hundred Eighteen and 35/100 Dollars ($36,718.35), each payable on or before the first day of each month during the period beginning November 1, 2011 and ending October 31, 2012.

          o. twelve (12) equal installments of Thirty-Seven Thousand Four Hundred Fifty-Two and 84/100 Dollars ($37,452.84), each payable on or before the first day of each month during the period beginning November 1, 2012 and ending October 31, 2013.

     The foregoing schedule is based on the assumption that the Lease Term will commence on the Target Commencement Date. If the Lease Term does not commence on the Target Commencement Date, the beginning and ending dates set forth above with respect to the payment of any installment(s) of Base Rental shall be appropriately adjusted on a per diem basis and set forth in the Commencement Letter to be prepared by Landlord. In the event that the Base Rental rate adjusts (up or down) on any day other than the first day of the month, Base Rental for the month in which such adjustment occurs shall be determined based on the number of days in such month for which each particular Base Rental rate is applicable.

          3. "Building" shall mean the office building located at 1120 Vermont Avenue, N.W., Washington, D.C., 20005, commonly known as 1120 Vermont Avenue.

          4. The "Lease Term" shall mean a period of one hundred eighty (180) months commencing on the first to occur of (1) October 15, 1998 (the "Target Commencement Date");

and (2) the date upon which Tenant commences commercial operational use and occupancy within the Premises (i.e. Tenant has personnel conducting business operations within any substantial portion of the Premises as opposed to performing its Initial Leasehold Improvements therein) (the earlier to occur of such dates being defined as the Commencement Date"). The Target Commencement Date has been established assuming a Delivery Date (below defined) of April 15, 1998. In the event the Delivery Date occurs on other than April 15, 1998, the October 15, 1998 date referred to in the immediately preceding sentences shall be modified to reflect the date which is the last day of the six month period immediately following the Delivery Date. The Delivery Date shall be defined as the date Landlord delivers possession of the Premises to Tenant with the Landlord's Work substantially completed. The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term; recognizing that the Base Rental for the partial calendar month at the termination of the Term shall be at the same rate as payable during the immediately preceding full month. Tenant shall pay Base Rental and Additional Base Rental for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The term "Lease Year" shall refer to each consecutive twelve (12) month period commencing with the Commencement Date (if such date is the 15th day of a calendar month) or on the first day of the calendar month closest to the date upon which such Commencement Date shall occur (if such date is other than on the first day of a calendar month) and each successive anniversary thereof; provided, however that the first Lease Year shall commence as of the Commencement Date. It is agreed that in the case of a Commencement Date on or after the 15th day of a month, the first day of the month immediately following such Commencement Date shall be used for determination of each new Lease Year.

          5. "Premises" shall mean the area located on the Terrace Level of the Building, as outlined on Exhibit A attached hereto. Landlord and Tenant hereby stipulate and agree that the "Rentable Area of the Premises" shall mean 19,414 square feet.

          6. "Permitted Use" shall mean general office use and/or any lawful use or activity within the Premises in connection with the provision of telecommunications services by Tenant, consistent with the operations of a modern office building in the central business district of Washington, D.C.; and for the installation, operation and maintenance of telecommunications equipment and transmission facilities, including, but not limited to, a local and long distance switch and radio transmission and reception of a non-broadcast nature, node, customer co-location, cabling and related equipment, and general office uses and other uses normally related thereto. Landlord agrees to cooperate with Tenant, at Tenant's expense, in making application for and obtaining all licenses, permits and any and all other necessary approvals that may be required for Tenant's intended use of the Premises recognizing that Landlord makes no representations or warranties with respect to Tenant's procurement of same.

          7. "Security Deposit" shall mean the sum of Twenty-Three Thousand Eight Hundred Sixty-Three and 04/100 Dollars ($23,863.04).

          8. "TENANT'S Pro Rata Share" shall mean Four and Three One Hundredths percent (4.03%), which is the quotient (expressed as a percentage), derived by dividing the Rentable Area of the Premises by the Rentable Area of the Building (namely 483,520 square feet). "TENANT'S Pro Rata Share of Additional Base Rental" shall mean TENANTS Pro Rata Share of Expenses and TENANT'S Pro Rata Share of Taxes, in the aggregate.

          9. "Guarantor(s)" shall mean any party that agrees in writing to guarantee the Lease. The parties acknowledge that as of the date hereof there are no Guarantors of this Lease.

          10. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

                   Landlord:   c/o S.C. Herman & Associates, Inc.
                               1120 Vermont Avenue, Suite 900
                               Washington, D.C. 20005

                   Tenant:      200 North LaSalle Street
                                Chicago, Illinois 60601
                                Attention:  Mr. Brian Addy

                   With a copy after the Commencement Date:

                                c/o the Premises

                   Payments of Rent only shall be made payable to the order of:

                                1120 Vermont Avenue Associates
                                c/o S.C. Herman & Associates, Inc.
                                1120 Vermont Avenue, N.W., Suite 900
                                Washington, D.C. 20005

     B. The following are additional definitions of some of the defined terms used in the Lease.

          1.   Base Year shall refer to the following:

               (i)  "Expense Base Year" shall mean the calendar year 1998.

               (ii) "Tax Base Year" shall mean the Taxes for the 2000 Tax Years
                    (i.e. the respective Tax Year commencing October 1, 1999)

          2. "Basic Costs" shall mean all costs and expenses paid or incurred in connection with operating, maintaining, repairing, managing and owning the Building and the Property, as further described in Article IV hereof.

          3. "Brokers" mean: Charles E. Smith Real Estate Services, L.P. ("Landlord's Broker") and Blake Construction Co., Inc. ("Tenant's Broker").

          4. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

          5. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided that such additional Holidays are recognized by the federal government as such within the District of Columbia.

          6. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, lobby areas (whether at ground level or otherwise) and other similar facilities.

          7. "Landlord Work" shall mean the demolition of the existing partitions within the Premises that Landlord shall perform in the Premises prior to tender of possession. "Initial Leasehold Improvements" shall mean the work that Tenant initially causes to be performed within the Premises prior to its commencement of use and occupancy therein, pursuant to the Plans to be first approved by Landlord.

          8. "Maximum Rate" shall mean the lesser of (i) five percent (5%) per annum in excess of the Prime Rate (below defined) (the "Lease Interest Rate") or
(ii) the maximum per
annum rate of interest permitted from time to time under applicable law. As used herein, the expression "Prime Rate" shall be defined as the base rate of interest per annum on corporate loans posted by at least 75% of the nation's thirty (30) largest banks from time to time published by The Wall Street Journal New York, New York, presently designated as the "Prime Rate" under the category of "Money Rates," as the same may fluctuate from time to time. In the event more than one base rate shall be so published, the "Prime Rate", for purposes hereof, shall be the highest such published base rate. The rate of interest hereunder shall be adjusted as and when any adjustment in such "Prime Rate" occurs.

          9. "Normal Business Hours" for the Building shall mean 7:00 A.M. to 6:00 P.M. Mondays through Fridays, exclusive of Holidays.

          10. "Property" shall mean the Building and the parcel(s) of land on which it is located and the Building garage, if any, and all other improvements owned by Landlord and serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

          11. "Supplemental Rent" shall mean $ 13,440.00 per annum, to be payable in equal monthly installments commencing as of the Commencement Date. The Supplemental Rent shall increase by Three percent (3%) per annum, compounded, the first such 3% increase being effective as of the 1 day of the second Lease Year and continuing annually thereafter during the Lease Term and each such increased amount shall be deemed to constitute the revised Supplemental Rent until the next such increase.

II.  LEASE GRANT.

     Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right, in common with others, to use the Common Areas.

III. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

     A. The Lease Term, Commencement Date and Termination Date are to be determined in accordance with subsection I.A.4. above. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the Commencement Letters) on the form attached hereto as Exhibit C setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within seven (7) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord.

     B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. Tenant acknowledges that it shall accept possession of the Premises prior to the Commencement Date in "as in" condition, without the requirement or necessity that Landlord perform or provide any renovations, alterations or modifications thereto whatsoever other than the Landlord's Work defined above.

     C. Inasmuch as Tenant plans to perform its Initial Leasehold Improvements within the Premises prior to the Commencement Date, Tenant covenants and agrees that its possession of the Premises shall be subject to all the terms and conditions of the Lease, with the understanding, however that no Base Rental nor Additional Base Rental or Supplemental Rent shall be payable to Landlord prior to the Commencement Date. Tenant shall, however, be liable for the cost of any services (e.g. utilities at anytime beyond the Building standard services or otherwise required or requested to be provided to Tenant to test its particular equipment) or overtime HVAC or access requirements (recognizing that there shall be no special charge for use of the freight or loading dock of the Building during Normal Business Hours and that the charge for other than Normal Business Hours shall be computed at the hourly overtime charge for the Building engineer) that are requested by Tenant or are provided by Landlord to the Premises or within the Building as a result of Tenant's activities during the period of Tenant's possession prior to the Commencement Date. The initial charge by Landlord for overtime services in order to enable Tenant to access such areas shall be $75.00 per hour, for a minimum of four (4) hours, with the understanding that there is no such minimum hourly requirement with respect to an on-duty engineer who simply extends his/her shift at the Building to accommodate the Tenant's overtime request. It is understood and agreed by the parties that Landlord shall deliver possession of the Premises to Tenant immediately following execution of this Lease by both parties, with the Landlord's Work completed, in order to permit Tenant to perform its Initial Leasehold Improvements. In addition, promptly following execution of this Lease, and provided Tenant makes appropriate arrangements with Landlord in advance, Landlord agrees that Tenant, its architects, engineers, employees, agents and contractors shall be afforded reasonable access to the Premises, and the Common Areas, together with the rooftop and other portions of the Building (excluding portions occupied by other tenants) in order to design, construct and install, as necessary, the Initial Leasehold Improvements. However, nothing herein shall be construed as granting Tenant the right to commence performance of its Initial Leasehold Improvements prior to Landlord's written approval thereof and written approval of the licensed contractor proposed to be engaged by Tenant for such purposes. Landlord agrees not to unreasonably withhold, condition or delay its approval required under the immediately preceding sentence, or of any items proposed by Tenant to be made as part of the Initial Leasehold Improvements or the proposed contractor. Tenant shall be required to deliver certificates of insurance naming Landlord as an additional insured from all contractors prior to commencement by such contractors of work or services at the Building, which insurance shall be at limits consistent with industry standards for similar work.

IV. RENT.

     A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord the Base Rental and Supplemental Rent. The Base Rental and Supplemental Rent shall be payable in equal monthly installments during the Lease Term, commencing as of the Commencement Date. In the event the Commencement Date shall occur on other than the first day of a calendar month, the Base Rental and Supplemental Rent, and if applicable, the Additional Base Rental, shall be pro-rated for such month based upon a thirty
(30) day month.

     Tenant shall also pay during the Lease Term as Additional Base Rental hereunder the sum of (1) Tenant's Pro Rata Share of the Taxes (hereinafter defined) for the applicable calendar or fiscal year plus (2) Tenant's Pro Rata Share of the Expenses (hereinafter defined). Tenant's Pro Rata Share of Taxes and Tenant's Pro Rata Share of Expenses shall be computed separate and independent of each other. Prior to the first anniversary of the Commencement Date and prior to January 1 of each subsequent calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall provide to Tenant the amount of estimated Additional Base Rental for the applicable calendar year and Tenant's Pro Rata Share thereof. On or before the first day of each month during such calendar year, Tenant shall pay to Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate. Landlord shall have the right from time to time during any such calendar year to revise the reasonable estimate of Additional Base Rental to be paid by Tenant for such year to reflect a new reasonable estimate, and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Additional Base Rent by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of such Additional Base Rental for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous year's estimate. Tenant shall pay Landlord any underpayment within twenty (20) days after demand. Any overpayment shall, at Landlord's option (unless otherwise below provided in the next paragraph), be refunded to Tenant within ten (10) days from the date determined by Landlord or credited against the installment of Additional Base Rental due for the months immediately following the furnishing of such estimate; provided that in the event Tenant shall then be in default hereunder, Landlord shall be entitled to apply any such overpayment on account of other sums then due to Landlord. Any overpayments of estimated Basic Costs (other than Taxes) shall accrue interest at the Lease Interest Rate in the event Landlord's estimate shall exceed 105% of the actual amount of the Excess obligation of Tenant. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to the immediately following paragraph when actual Expenses are determined for such calendar year. Tenant shall not be entitled to any credit or offset if Taxes decrease below the Taxes for the Tax Base Year or Expenses decrease below the Expenses for the Expense Base Year.

     As soon as is practical following the end of each calendar year during the Lease Term, but in no event later than May 15/th/ of the succeeding year, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. If the estimated Excess actually paid by Tenant for the prior year is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall apply such overpayment against Additional Base Rental due or to become due hereunder, provided if (i) the Lease Term expires prior to the determination of such overpayment or provided (ii) prior to the expiration of the Lease Term, if Tenant is not then in default, and if Tenant expressly requests in writing that Landlord refund the amount by which the estimated excess payment exceeded the actual Excess obligation, in lieu of obtaining a credit as aforesaid, in either such event, Landlord shall refund such overpayment to Tenant after first deducting the amount of any Rent due hereunder. Likewise, Tenant shall pay to Landlord, within twenty (20) days after demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

     B. Basic Costs shall mean all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, in accordance with generally accepted accounting or management practices, including, but not limited to, the following:

          1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits. Costs for any employees providing services on a part-time basis for the Building shall be pro-rated to reflect the part-time nature of such services in order to avoid allocation of costs applicable to other properties.

          2. All reasonable management fees not to exceed four percent (4%) of the gross rental receipts unless Landlord or a related entity provides such services as below provided), the cost of equipping and maintaining a management ounce the Building, (in the event there is a separate special management ounce for solely the Building's operation therein) accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Landlord shall be entitled to a management fee not to exceed three percent of gross rental receipts of Landlord provided Landlord or management companies owned by, or management divisions of, Landlord perform actual management services of a comparable nature and type as nominally would be performed by third parties with the understanding; however, that in the event Landlord shall receive such management fee, Landlord shall waive any general overhead of Landlord as to general management of the Building for which Landlord receives such management fee, including, overhead charges for services such as accounting, secretarial, bookkeeping, ounce rent for the management office, office furniture, supplies and equipment.

          3. Subject to the limitations below provided in the case of capital improvements, all rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

          4. Subject to the limitations below provided in the case of capital improvements, all amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Landlord's option, major repair items may be amortized over a period of up to five (5) years.

          5. All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable ounce buildings or required to be carried by Landlord's Mortgagee.

          6. Charges for all utilities to common areas of the Building, including but not limited to water, electricity, gas and sewer, but excluding those charges for which Landlord is otherwise specially entitled to be reimbursed by tenants and also excluding those charges for electricity to any tenantable space within the Building so long as Tenant is paying its own electricity charges within the Premises. Should Tenant elect to obtain any Building HVAC system services at the Premises, Tenant agrees that it shall pay a reasonable separate additional charge to Landlord for such services, and such charge shall be agreed upon by the parties prior to commencement of use by Tenant of such service.

          7. "Taxes," which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all taxes imposed on services of Landlord's agents and employees, (d) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), (e) all amounts paid to any business improvement district by Landlord and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or to sustain a proposed assessment by reason of a challenge thereto from a citizens group or other entity, but excluding income taxes. Taxes shall not include any inheritance, estate, gift, franchise, transfer or recordation tax, or net income tax, but shall include any gross rents tax or any tax computed based upon gross income or gross rents (as opposed to net income unless such net income tax is imposed as a substitution for real estate taxes). Taxes shall also be computed after consideration of any abatements, reductions or credits received by Landlord against such Taxes applicable to the particular period for which the abated, reduced or credited Taxes were originally assessed (i.e. there shall be no reduction within a current fiscal tax year in Taxes for a refund received attributable to an earlier fiscal tax period). For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Landlord's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Landlord's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Tenant paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on such adjustment. Likewise, if a reduction is subsequently obtained for Basic Costs for the Base Year (if Tenant's Pro Rata Share is based upon increases in Basic Costs over a Base Year), Basic Costs for the Base Year shall be restated and the Excess for all subsequent years re-computed. Tenant shall pay to Landlord

Tenant's Pro Rata Share of any such increase in the Excess within thirty (30) days after Tenant's receipt of a statement therefor from Landlord.

          8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

          9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or Venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, and any parking equipment, excluding, however, costs incurred by Landlord for char or cleaning services within any tenanted spaces of the Building.

          10. Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants; subject to the limitations expressly contained within this Article.

          11. The amortized cost of capital improvements made to the Building or the Property which are: (a) reduce operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority first applicable to the Property or Building subsequent to the date hereof or a requirement of Landlord's insurance carrier. The cost of such capital improvements (herein referred to collectively as "Permitted Capital Expenditures") shall be amortized over the estimated useful life of such capital improvement and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed provided if the payback period for any capital improvement is less than five (5) years, Landlord may amortize the cost of such capital improvement over the payback period.

          12. Cost to furnish or maintain lobby attendants, security services or personnel for the Building.

          13. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class ounce building, would be construed as an operating expense.

     Basic Costs shall not include the following items:

          (i) Any Capital Expenditures, including any capital replacement, capital repair or capital improvement made to the Building, the Common Areas, the land or the Project and any other expense which would be deemed to be a capital expenditure under generally accepted accounting principles, consistently applied, other than (1) the Permitted Capital Expenditures (defined above) or (2) costs for replacement parts or components purchased and installed in the ordinary course.

          (ii) Depreciation or amortization of the Building or its contents or components;

          (iii) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, including leasing commissions, legal expenses, advertising or promotion; costs incurred by Landlord to assume existing leases or subleases of any new tenants; costs to alter, change or renovate any tenant space in the Building required to lease such space to a new tenant or in connection with any renewal or extension of an existing lease;

          (iv) Interest (other than interest under Permitted Capital Expenditures above), principal or other costs, including legal fees, associated with any mortgage, loan or refinancing of the land, the Building, or the Common Areas, as well as costs directly incurred in order to effect or negotiate any sale or change of ownership of the Building, such as attorneys' fees, title insurance premiums, and recording costs;

          (v) Any personal property taxes of the Landlord for equipment or items not used directly in the operation or maintenance of the Building;

          (vi)    Contributions to reserves;

          (vii) All bad debt loss, rent loss, or reserve for bad debt or rent loss;

          (viii) Any other cost or expense which, under generally accepted accounting principles consistently applied or under prevailing local management practices, would not be considered to be an Expense of the Building.

          (ix) Any unfunded pension or other benefits for personnel accruing for periods prior to the Commencement Date;

          (x) Interest or penalties incurred by reason of late payment, unless Tenant has failed to timely pay its Base Rental or Additional Base Rent hereunder during the thirty (30) day period preceding the due date of such period;

          (xi) Payments for rented equipment, the cost of which if purchased would be excluded above;

          (xii) Compensation of clerks or attendants in concessions operated for profit by Landlord or any affiliate in the Building;

          (xiii) Items includable in Taxes (as defined below) so as to avoid duplication;

          (xiv) Franchise, transfer, inheritance, or capital stock taxes, or any other tax measured by the net income earned by Landlord;

          (xv) Costs of repairs, restoration, replacements or other work occasioned by (A) fire, windstorm or other casualty (whether such destruction be total or partial) and (B) the exercise by governmental authorities of the right of eminent domain (whether such taking be total or partial);

          (xvi) legal fees paid or incurred in connection with litigation with tenants for any defaults under their leases and any legal fees paid or incurred in leasing space to tenants (but not any reasonable legal fees directly relating to the maintenance, operation or repair of the Building);

          (xvii) costs incurred by Landlord which are associated with the operation of the business of the legal entity which constitutes Landlord as the same is separate and apart from the cost of the operation of the Building, including legal entity formation and maintenance charges, legal entity accounting (including the incremental accounting fees relating to the operation of the Building to the extent incurred separately in reporting operating results to the Building's owners or lenders), and legal fees (other than with respect to Building operations properly includable in Expenses);

          (xviii) amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or its management company or any general partner or member of Landlord, or any management fees whether paid to a related or otherwise affiliated party or not, but which are in excess of arms-length competitive prices paid in the Washington, D.C. metropolitan area for the services or goods provided;

          (xix)    Ground rent payments to any ground lessor; and

          (xx) the costs of any items for which Landlord (a) is reimbursed by insurance or parties other than tenants of the Building pursuant to operating expense provisions included in their respective lease or (b) would have been covered by insurance proceeds had Landlord maintained the insurance required to be maintained by Landlord under this Lease.

If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term (including the Base Year) or if Landlord is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs which vary with occupancy (other than Taxes) for purposes hereof shall be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year (recognizing, however that there shall be no such gross-up for any electricity or char and cleaning services to the extent same are excluded from the definition of Expenses". If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a "Base Year" and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Base Year shall also be determined as if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building (recognizing, however that there shall be no such gross-up for any electricity or char and cleaning services to the extent same are excluded from the definition of "Expenses" above). Any necessary extrapolation of Basic Costs under this Article shall be performed by adjusting the cost of those components of Basic Costs that are impacted by changes in the occupancy of the Building to the cost that would have been incurred if the Building had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building.

     C. If Basic Costs for any calendar year increase by more than five percent (5%) over Basic Costs for the immediately preceding calendar year, Tenant, within ninety (90) days after receiving Landlord's statement of actual Basic Costs (inclusive of those which vary with occupancy) for a particular calendar year, shall have the right to provide Landlord with written notice (the Review Notice") of its intent to review Landlord's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Landlord shall make such books and records available to Tenant or Tenant's agent for its review at either Landlord's home ounce or at the office of the Building, provided that if Tenant retains an agent to review Landlord's books and records for any calendar year, such agent must (i) be a CPA firm or an in-house accountant or finance department employee of Tenant, (ii) not be compensated on a contingency basis and (iii) execute a copy of a confidentiality agreement with respect to such audit. Tenant shall be solely responsible for any and all costs, expenses and fees incurred by Tenant or Tenant's agent in connection with such review. If Tenant elects to review Landlord's books and records, within thirty (30) days after such books and records are made available to Tenant, Tenant shall have the right to give Landlord written notice stating in reasonable detail any objection to Landlord's statement of actual Basic Costs for such calendar year. If Tenant fails to give Landlord written notice of objection within such thirty (30) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period provided above, Tenant shall be deemed to have approved Landlord's statement of Basic Costs in all respects and shall thereafter be barred from raising any claims with respect thereto. Upon Landlord's receipt of a timely objection notice from Tenant, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs for the calendar year in question are less than reported, Landlord shall provide Tenant with a credit against future Additional Base Rental in the amount of any overpayment by Tenant. Likewise, if Landlord and Tenant determine that Basic Costs for the calendar year in question are greater than reported, Tenant shall forthwith pay to Landlord the amount of underpayment by Tenant with the understanding that there shall be no interest or late charge added thereto at the time same is billed to Tenant by reason of the failure of Tenant to previously have paid same when the Excess was billed for such audited period. Any information obtained by Tenant pursuant to the provisions of this Section shall be treated as confidential. Notwithstanding anything herein to the contrary, Tenant shall not be permitted to examine Landlord's books and records or to dispute any statement of Basic Costs unless Tenant has paid to Landlord the amount due as shown on Landlord's statement of actual Basic Costs, said payment being a condition precedent to Tenant's right to examine Landlord's books and records.

     D. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental and Additional Base Rental due hereunder. In addition, Tenant shall pay and be liable for, as additional rent, all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rental, Tenant's Pro Rata Share of Basic Costs and any recurring monthly charges due hereunder shall be due and payable in advance on the first day of each calendar month during the Lease Term without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before ten (10) days after written billing by Landlord. If the Lease Term commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly Base Rental and Tenant's Pro Rata Share of Basic Costs for such month shall be prorated for the number of days in such month occurring within the Lease Term based on a fraction, the numerator of which is the number of days of the Lease Term that fell within such calendar month and the denominator of which is thirty (30). All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

     E. All Rent not paid within five (5) days of the date when due and payable shall bear interest from the date due until paid at the Maximum Rate. In addition, if Tenant fails to pay any installment of Rent within five (5) business days from the date when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord. Notwithstanding the foregoing, Landlord shall waive the first such late payment charge in any Lease Year provided Landlord receives from Tenant the late payment within three (3) business days following Landlord's written notice to Tenant of Landlord's failure to timely receive the late payment when initially due.

V.   USE.

     The Premises shall be used for the Permitted Use and for no other purpose. Landlord hereby consents to the use by Tenant of the Permitted Use. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's reasonable opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act (collectively referred to as "Laws"). Tenant, within ten (10) days after receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any Laws. Tenant will comply with the rules and regulations of the Building attached hereto as Exhibit B and such other rules and regulations adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. Following lease-up of the balance of the Building presently vacant, Landlord agrees that It shall be responsible to assure that Building's common areas servicing the Tenant include fire/life safety systems to the extent necessary and required by the Americans with Disabilities Act and any regulations promulgated thereunder. Nothing contained herein shall be deemed to affect the representations of Landlord made under section XXVIII below.

VI.  SECURITY DEPOSIT.

     Simultaneously with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit (as set forth in Section I.A.7) as a security deposit which shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall maintain such security deposit in an interest bearing escrow account to be maintained by Landlord which shall bear interest at the pass-book rate paid by Landlord's designated bank. Within approximately thirty (30) days after the later of the expiration or earlier termination of the Lease Term or Tenant's vacating the Premises, Landlord shall return such security deposit to Tenant (inclusive of interest accrued thereon), less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant's obligations, or any default by Tenant, under this Lease. Notwithstanding the foregoing, provided there have been no Monetary Defaults (as defined in Section XXII below) remaining uncured hereunder, following the giving of written notice and expiration of the applicable cure period prior to December 31, 2005, Landlord agrees that the Security Deposit, inclusive of all interest thereon then held by Landlord, shall be resumed to Tenant within fifteen (15) days following written demand for same from Tenant. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rental, Additional Rental or any other sum as to which Tenant is in default, or (b)amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three (3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord such cash in an amount equal to that expended from the Security Deposit by Landlord, and Tenants failure to do so shall constitute an Event of Default under this Lease.

VII. SERVICES TO BE FURNISHED BY LANDLORD.

     A. Landlord, as part of Basic Costs (except as otherwise provided), agrees to furnish Tenant the following services:

          1. Hot and cold water for use in the lavatories on the floor on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for maintenance and repair of any such hot water heater.

          2. Central heat and air conditioning is not furnished by Landlord. Should Landlord be requested to provide central heat and air conditioning, all costs, including, but not limited to, installation, repair, maintenance, utilities (i.e. gas, water, electricity) shall be at Tenant's sole expense. If Tenant desires to utilize the base building HVAC System and/or the 24-hour cooling system central plants, all services, including, but not limited to repair, maintenance, utilities or installation shall be metered and/or calculated by Landlord to identify the costs associated with such service for reimbursement to Landlord, together with a customary overhead charge and fee to Landlord or its agent as reasonably determined by Landlord from time to time. Temperatures and hours of operation within the Premises shall be at Tenant's discretion. Temperatures and hours of operation within the building core/public space shall be at the building standard temperatures and during Business Hours. At the option of Tenant, maintenance and/or repair of Tenant's special equipment by Landlord shall be available at a reasonable fee to be determined by Landlord upon request.

          3. Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, size, age and location.

          4. Tenant shall furnish at its sole cost and expense janitor service (char and cleaning) for the Premises from its own service contractor, or at Tenant's option from Landlord's contractor. Landlord shall retain the right to approve the particular service contractor, which approval shall not be unreasonably withheld, conditioned or delayed.

          5. Passenger elevator service in common with other tenants of the Building.

     B. The failure by Landlord to any extent to furnish, or the interruption or termination of, any services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

     C. Tenant expressly acknowledges that if Landlord, from time to time, elects to provide a lobby attendant or security services, Landlord shall not be deemed to have warranted the efficiency of any lobby attendant, security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend anyone suspected of personal injury, property damage or any criminal conduct in, on or around the Property.

     D. Notwithstanding the foregoing, in the event the Premises shall be without electricity (i.e. there shall be no power within the Premises) by reason of matters within the control of Landlord for more than five (5) consecutive business days, and if as a result thereof Tenant shall suspend using the Premises for the conduct of its business operations, then and in such event as the sole and exclusive remedy available to Tenant, Landlord agrees to abate Base Rental and Additional Base Rental for the period of time during which such failure shall continue.

VIII. LEASEHOLD IMPROVEMENTS.

     Any trade fixtures, unattached and movable equipment or furniture (including without limitation Tenant's equipment used to provide telecommunication services), or other personally brought into the Premises by Tenant ("Tenant's Property") shall be owned and insured by Tenant.

Tenant shall remove all such Tenant's Property from the Premises in accordance with the terms of Article XXXVI hereof. Any and all alterations, additions and improvements to the Premises, including any built-in furniture (collectively, Leasehold Improvements") shall be owned by Landlord (excluding therefrom any telecommunications equipment or fixtures related to the operation of Tenant's business) and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Landlord may, nonetheless, at any time prior to, or within six (6) months after, the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord at the time of Landlord's consent thereto (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a broom-clean condition. If Tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove, store, sell and/or dispose of the Required Removables and perform such required repairs and restoration work. Tenant, within ten (10) days after demand from Landlord, shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with the Required Removables.

IX.  GRAPHICS.

     Landlord shall provide and install, at Landlord's cost, any suite numbers and Tenant identification on the exterior of the Premises using the standard graphics for the Building. Tenant shall not be permitted to install any signs or other identification without Landlord's prior written consent. Landlord's consent shall not be unreasonably withheld in the case of any Building interior signage on the Terrace Level of the Building. Any other signage within the Building shall be in Landlord's sole discretion. Landlord shall reasonably consider the proposed use by Tenant at Tenant's cost of an exterior signbox containing signage identifying Tenant's presence in the Building.

X.   REPAIRS AND ALTERATIONS.

     A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant, at its sole cost and expense, shall perform all maintenance and repairs to the Premises as are necessary to keep the same in good condition and repair throughout the entire Lease Term, reasonable wear and tear excepted. Tenant's repair and maintenance obligations with respect to the Premises shall include, without limitation, any necessary repairs with respect to: (1) any carpet or other floor covering, (2) any interior partitions, (3) any doors, (4) the interior side of any demising walls, (5) any telephone and computer cabling that serves Tenant's equipment exclusively, (6) any supplemental air conditioning units, private showers and kitchens, including any plumbing in connection therewith, and similar facilities serving Tenant exclusively, and (7) any alterations, additions or improvements performed by contractors retained by Tenant. All such work shall be performed in accordance with section X.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. Absent circumstances believed by Landlord to constitute an emergency, Landlord shall use reasonable efforts to conduct such entries in a manner and at such times so as to minimize interference with Tenant's business operations within the Premises. However, in the event Tenant requests Landlord to perform any such entries during after business hours, Tenant agrees to pay all additional costs incurred for overtime service. If after written notice to Tenant (except in cases where such notice would not be practicable in Landlord's reasonable opinion), Tenant fails to make any necessary repairs to the Premises, Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as Additional Base Rental, together with an administrative charge in an amount equal to ten percent (10%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs), keep and maintain in good repair and working order, and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including, but not limited to, the ceilings, walls and floors in the Common Areas.

     B. Tenant shall not make or allow to be made any alterations, additions improvements (collectively "Alterations") to the Premises without first obtaining the written consent of Landlord in each such instance which consent shall not be unreasonably withheld; provided, however, that unless Tenant shall first give assurances reasonably acceptable to Landlord for payment or avoidance of such increased cost without expense to Landlord, Landlord shall not be deemed unreasonable for withholding approval of any Alterations which will require or result in (i) unusual expense to readapt the Premises to normal office use on Lease termination, (ii) an increase in the cost of construction or of insurance or real estate taxes on the building or of Landlord's services called for under this Lease, or (iii) modification of mechanical, electrical or other systems installed in the Premises. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications reasonably acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractors insurance in accordance with Article XVI section B. hereof; and payment bond or other security, all in form and amount satisfactory to Landlord (provided Landlord shall waive the requirement for bond or security in the event the Tenant has timely paid the Basic and Additional Rents during the preceding twelve month period). Landlord agrees to respond to any complete working drawings (as opposed to schematics) necessary to construct Tenant's Premises received by Landlord from Tenant within fifteen (15) days following receipt advising Tenant of Landlord's approval, or if appropriate, disapproval, and explanation therefor. If Landlord fails to approve or disapprove Tenant's complete working drawings for the Initial Leasehold Improvements within such fifteen (15) day period, then Tenant shall have the right to terminate this Lease by delivering written notice to Landlord within five (5) business days following the expiration of such fifteen (15) day period. If Landlord reasonably disapproves of any of Tenant's plans, specifications, and working drawings; Landlord shall advise Tenant of the required revisions concurrently with such disapproval. After being so advised by Landlord, Tenant shall promptly submit a redesign, addressing the revisions required by Landlord, for Landlord's reasonable approval. Landlord shall then have five (5) days to approve or disapprove any re-submittal of Tenant's complete working drawings, and failure to respond within such five (5) day period shall be deemed Landlord's approval of such re-submitted complete working drawings. If Landlord disapproves Tenant's redesign of the Initial Leasehold Improvements within such five (5) day period, then, Tenant shall have the right to terminate this Lease within five (5) days following receipt of such disapproval. Other than with respect to (i) any claims arising by reason of the entry into the Building by Tenant or its agents, employees or contractors prior to the termination of this Lease by Tenant, (ii) the obligation to repair or restore the Premises to the extent Tenant has made any alterations or modifications thereto, and (iii) the requirement that Tenant reimburse Landlord for the reasonable costs of reviewing the plans or drawings, all further obligations of the Tenant hereunder shall be of no further force or effect. In the event that Tenant is not able to submit complete working drawings to Landlord by May 15, 1998, Tenant shall be entitled to submit progress prints (50% CD's) to Landlord for response. Tenant shall be entitled to rely upon Landlord's response to these progress prints in preparing the complete working drawings (i.e Landlord will approve the complete working drawings to the extent same are consistent with the requirements and modifications as designated in the Landlord approved progress prints. Notwithstanding the foregoing, in no event shall Tenant be entitled to terminate this Lease subsequent to June 1, 1998, time being of the essence, irrespective of the date Tenant's working drawings (complete or progress prints) are furnished to Landlord. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to reasonably designate the time when any such alterations, additions and improvements may be performed (taking into consideration the rights of other tenants and affect on the operations of the Building) and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as Additional Base Rental for all sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements in those instances where such alterations, additions or improvements are beyond typical ounce building renovations, or where special review is required because of the particular change proposed by Tenant. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee any such work, Landlord shall be entitled to receive a reasonable hourly fee for such applicable services and Tenant shall reimburse Landlord no later than thirty (30) days following written demand those amounts requested by Landlord for such hourly fee as Additional Base Rental. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use. It is expressly recognized by Landlord that Tenant's operations shall require installation of various equipment such as back-up power generators, supplemental air conditioning and wiring and cabling. Landlord shall reasonably consider all requests of Tenant to install such items, subject to the various provisions contained in this Article and the remaining provisions of this Lease.

     C.   It is agreed that with respect to the Initial Leasehold Improvements:

          1. All of Tenant's construction activities shall be scheduled at such times and in such manner by Tenant so as to minimize unreasonable interference with other tenants, and to avoid disruption in the provision of Building services to such tenants during Business Hours.

          2. Tenant shall be entitled to use the service elevator on a scheduled basis (as to date and time) with Landlord for the purpose of installing such equipment scheduled (as to approximate size and weight) with Landlord in advance. There shall be no additional charge for such use during Business Hours.

          3. Landlord shall not unreasonably delay or withhold its approval of any proposed plans or specifications, nor of the particular contractor proposed by Tenant to perform such work. Landlord shall be entitled to also approve in advance in writing any subcontractors or sub-subcontractors proposed to be engaged by Tenant, its contractor or any subcontractor performing work on or to any Building system, or performing connections to any utility, fire or life safety system of the Building.

     D. During the Lease Term, Tenant is also hereby granted the right to install telecommunications wiring and cabling (including, without limitation, supporting structures such as conduits, trenches, backboards, slots, sleeves, utility spaces, interconnecting locations and facilities (recognizing, however that Tenant shall be required to use existing risers, chaseways, shafts, ducts, and conduits on a non-exclusive basis), and related service locations (collectively the Wiring and Cablings).

          (i) Tenant may from time to time install, maintain, repair and replace any or all the Wiring and Cabling in accordance with plans and specifications from time to time provided by Tenant to Landlord and approved by Landlord, provided that Landlord shall not be the guarantor of, or responsible for, the correctness or accuracy of those plans and specifications or for their compliance with any applicable law, rule or regulation of any governmental or quasi-governmental authority. All costs associated with the installation, maintenance, repair, replacement and removal of the Wring and Cabling, including, without limitation, all design and engineering costs and governmental charges, and insurance costs, shall be paid by Tenant. Landlord shall have no liability, obligation or responsibility with respect to any actual or alleged failure to perform any of its obligations under this section or under comparable provisions of leases with other tenants in the Building, unless Landlord shall have acted with negligence or willful misconduct in connection therewith. Landlord shall have no liability, obligation or responsibility with respect to any service actually or allegedly performed or not performed by the third person, unless Landlord shall have acted with negligence or willful misconduct in selection of the third person.

          (ii) To the extent that Tenant shall cause any Wiring or Cabling (including, without limitation, any and all supporting structures) to be installed, pulled or operated in the Building or the Premises or any other tenant premises, or between the premises of any other tenant and the Premises (including, without limitation, any telecommunications equipment installed by or on behalf of Tenant on the roof or elsewhere in the Building), Tenant shall be responsible for any and all costs associated therewith, as well as compliance therewith with all applicable laws, rules and regulations of any governmental or quasi-governmental authority, as well as with all reasonable rules and regulations of Landlord. Tenant shall not interfere with the rights of other tenants in the Building to use of areas for wiring or cabling and access to telecommunications providers. Any such Tenant-installed wiring or cabling (and supporting structures) shall be removed and the Building restored by Tenant at Tenant's expense upon expiration or earlier termination of this Lease, or as reasonably required by Landlord.

          (iii) Subject to the Landlord's reasonable rules and regulations for the Building in effect from time to time, and Landlord's right to review and approve the number, area and location of any radio-telecommunications or other telecommunications equipment proposed to be installed by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed). Tenant shall also have access to, and the right to use a portion of the roof-top area to be mutually agreed upon by Landlord and Tenant on the south side of the roof, permitting a nine (9) inch dish (herein the "Roof Area") in area. Provisions dealing with access to such areas and to other areas as required by Tenant are described more fully in Article XXXVIII below. There shall be no additional rent charged to Tenant for use of the Roof Area for such purposes. Landlord and Tenant agree that Tenant's communication equipment will require Tenant to use the Building shafts, risers, chases, utility entrances, equipment rooms and distribution areas or conduits between the Premises and other parts of the Building (including the roof), and Tenant shall be afforded the right to use or construct conduits to connect Tenant's telecommunications systems and services to the roof. In addition, Tenant shall be entitled to the use of that area behind the Building described on Exhibit "A-1" attached hereto (the "Outside Area") for the purpose of locating therein a minimum 500 KVA emergency power generator (with appropriate conduit, wiring and cabling), and other facilities consistent with Tenant's use of its Premises for continuous uninterrupted telecommunications services, all at Tenant sole cost, risk and expense (including all costs of installation, maintenance and operation). Notwithstanding the foregoing, none of Tenant's Outside Area equipment may obstruct views of any second floor (or higher) tenant in the Building. Tenant shall pay the Supplemental Rent for use of the Outside Area. Tenant shall have the right to conduct periodic tests of the emergency power generator after normal business hours at any time provided Landlord is given reasonable advance notice (of not less than 48 hours) and that such test will not interfere with operations of the other tenants or the Building. Landlord shall work with Tenant to establish a time mutually acceptable during non-Business hours to accommodate Tenant's testing. However, routing of conduit, cable, pipes, and all other devices shall be coordinated with Landlord and restricted to areas that do not interfere with the operations of the Building or any of its other tenants.

     Tenant shall be entitled to use the Building water tower to obtain sufficient condenser water to provide up to 100 tons of cooling for the Premises, subject to Tenant's obligation to compensate Landlord for use of such tower and provision of the condenser water pursuant to Exhibit D hereof.

     In addition to any other rules and regulations Landlord may reasonably establish from time to time governing of the Wiring and Cabling, Tenant shall comply with the following with respect to the roof of the Building: (i) Tenant's use of any portions of the Building beyond the Premises shall be at Tenant's sole risk, cost and expense and Landlord shall have no responsibility therefore and no liability on account of any damage to or interference with Tenant's equipment (excepting damage caused solely by reason of any willful misconduct of Landlord or intentional disregard of

Tenant's rights regarding Landlord access provided under this Lease); (ii) Tenant shall be solely responsible for installing, operating, maintaining and repairing its equipment at its own expense in a manner that causes no interference with or damage to the roof itself or any other person's use of the roof; (iii) Tenant shall perform all of such work in such a way as to not damage any Building systems or void any warranty or guaranty relating thereto, and Landlord may require that Tenant use Building contractors (or other contractors reasonably approved by Landlord) in performing such work; (iv) Tenant shall be responsible for obtaining and paying for all governmental licenses and permits required by law (and shall deliver copies thereof to Landlord as a condition precedent to its use of the roof and for complying with all applicable laws relating to its exercise of said right; and (v) Tenant shall remove all of its rooftop equipment no later than thirty (30) days following the expiration of the Lease Term and shall repair any damage resulting from such removal and restore the roof to the condition they were in (ordinary wear and tear and damage by fire or other casualty excepted) before Tenant exercised said right.

     Tenant's rights under this subsection D may not be separately assigned or subleased to a party other than a party succeeding to all of the right, title or interest of Tenant under this Lease.

     Landlord's rights to establish rules and regulations under the foregoing provisions of this Section D shall be exercised in such a manner so as to avoid material adverse impact on Tenant's permitted operations within the Building.

XI.  USE OF ELECTRICAL SERVICES BY TENANT.

     A. All electricity used by Tenant in the Premises shall be paid for by Tenant either directly to the utility service provider or as additional rent to Landlord. Tenant also shall be responsible for all costs incurred by reason thereof, including, without limitation, costs to furnish and install any separate submeters, checkmeters, utility deposits, etc. Landlord shall be entitled to establish such conditions as Landlord reasonably elects (including the installation of utility service upgrades, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Base Rental. Tenant shall be required to separately meter electrical usage for the Premises at all times during the Lease Term. Tenant shall be solely responsible for any increased demand charges resulting to Landlord for the Building by reason of Tenant's consumption of electricity within the Premises. Tenant shall be afforded access to the Building's electrical supply to obtain up to 500 kilowatts of power at the Premises.

     B. If Landlord generates or distributes electric current for the Building, Tenant shall obtain all current from Landlord and pay as Additional Base Rental Landlord's charges therefor, provided, however, the charges to Tenant shall not exceed the rate that would be charged Tenant if billed directly by the local utility for the same services. Landlord may cease to furnish electricity upon thirty (30) days' prior written notice, provided within the thirty (30) days' Landlord connects the Building to a comparable source of electric supply. It is expressly agreed that in the event the utility company shall require Landlord to either generate or distribute electric current to Tenant or, to require Tenant to obtain such electric current directly from the utility provider, Tenant shall bear the cost incurred in connection with such provision of electric current or change of electric current source.

     It is expressly agreed that Tenant shall have the right, on a scheduled basis with Landlord, to exercise its generator weekly; recognizing that any such exercise by Tenant shall not interfere with Building operations or other tenants.

XII. ENTRY BY LANDLORD.

     Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants' premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises, which notice may be given verbally. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof. Absent circumstances believed by Landlord to constitute an emergency, Landlord shall use reasonable efforts to conduct such entries in a manner and at such times so as to minimize interference with Tenant's business operations within the Premises. However, in the event Tenant requests Landlord to perform any such entries during after business hours, Tenant agrees to pay all additional costs incurred for overtime service.

XIII. ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy (excepting therefrom equipment owned by Tenant's customers; as permitted by Landlord in the co-location provision below) of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; (3) the proposed use is different than the Permitted Use; (4) the proposed transferee is a government agency or occupant of the Building; (5) Tenant is in default; or (6) any portion of the Building or Premises would become subject to additional or different governmental laws or regulations as a consequence of the proposed Transfer and/or the proposed transferee's use and occupancy of the Premises. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers.

     Landlord acknowledges that in the course of Tenant's business, Tenant shall locate (co-locate) certain equipment of its customers in the Premises. Landlord acknowledges that such co-location shall be permitted subject to the terms of this Lease.

     B. If Tenant requests Landlord's consent to a Transfer, Tenant, together with such request for consent, shall provide Landlord with the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, a copy of the proposed assignment, sublease or other contractual documents and evidence satisfactory to Landlord that the proposed transferee is financially responsible. Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said Transfer, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent. Notwithstanding Landlord's agreement to act reasonably under Section XIII.A. above, in the case of a Transfer to a party other than a party intending to operate the business of Tenant within the Premises following the Transfer (e.g. a party acquiring either the assets of the Tenant as well as the Lease), Landlord may, within fortyfive (45) days after its receipt of all information and documentation required herein, either, (1) consent to or reasonably refuse to consent to such Transfer in writing; or (2) negotiate directly with the proposed transferee and in the event Landlord is able to reach an agreement with such proposed transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or (3) cancel and terminate this Lease, in whole or in part as appropriate. In the event Landlord consents to any such Transfer, the Transfer and consent thereto shall be in a form approved by Landlord. Tenant shall bear all costs and expenses incurred by Landlord in connection with the review and approval of such documentation, including without limitation, Landlord's reasonable attorneys' fees as well as in those instances where Landlord's consent is required, a special administrative charge of One Thousand Dollars ($1,000.00).

     C. One-half of any cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, received by Tenant, and after reimbursement to Tenant of all reasonable costs and expenses incurred by Tenant in connection with such Transfer, shall be paid to Landlord and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord one-half of all rent and other consideration (with respect to the transfer of the Lease or Leasehold as opposed to Tenant's business operations therein) which it receives which is in excess of the Rent payable hereunder, after reimbursement to Tenant of all reasonable costs and expenses incurred by Tenant in connection with the assignment or subletting, within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord, following an Event of Default and expiration of any applicable notice and cure periods, shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord, with the understanding that Landlord shall apply such amounts on account of the Event of Default, and following cure thereof, remit any balance to Tenant.

     D. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to transfer and assign this Lease and/or sublet all or any part of the Leased Premises without obtaining Landlord's consent (and therefor Landlord shall have no right to terminate the Lease by reason thereof under this Article) to any of the following: (1) any entity into which Tenant has been consolidated; (2) any entity which shall result from a merger of the Tenant with one or more entities; (3) any affiliate or subsidiary of Tenant or to such other parties as may be required in connection with any offering on a recognized security exchange (i.e. NYSE, AMEX or NASDAQ) (recognizing that Tenant shall remain jointly and severally liable with such affiliate, subsidiary or other party at all times thereafter for the performance and payment of the various obligations of the original Tenant under this Lease) or (4) any entity to whom Tenant shall have sold all or substantially all of its assets or stock. Tenant shall be required to provide Landlord with copies of the Agreement executed by the assignee of this Lease evidencing the assumption by such assignee of all of the obligations and liabilities imposed upon Tenant under the Lease.

     E. If Tenant is a corporation, limited liability company or similar entity, and if at any time during the Lease Term the entity or entities who own the voting shares at the time of the execution of this Lease cease for any reason (including but not limited to merger, consolidation or other reorganization involving another corporation) to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder[s]or partner[s]), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation, the outstanding stock of which is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

     F. Any Transfer consented to by Landlord in accordance with this Article XIII shall be only for the Permitted Use or for general office use and for no other purpose. In no event shall any Transfer release or relieve Tenant or any Guarantors (if any) from any obligations under this Lease.

     G. Tenant shall not be prohibited from negotiating or consummating a sublease at a lower rental rate than the average rental rate then being paid by tenants in the Building if, and only if, Tenant shall first have offered to sublet the Sublet Premises to Landlord for the same rent and terms by written notice given with or after Tenant's request for consent to the subletting or assignment. Landlord shall accept or reject such offer within fifteen (15) days from receipt of such request for consent or ten (10) days after receipt of the offer, whichever is later.

Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee shall execute and deliver to Landlord an agreement whereby such assignee agrees unconditionally to be bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this paragraph shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this Lease.

     H. If Landlord shall decline to give its consent to any proposed Transfer, or if Landlord shall exercise any of its options under this Article, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

XIV. LIENS.

     Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the Property. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within ten (10) days of notice of the receipt by Tenant of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to remove the lien as an encumbrance against the Building and Property. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to bond over or discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys' fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as Additional Base Rental. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens. Notice is hereby given that the Landlord shall not be liable for any labor or materials furnished or to be furnished to the Tenant upon credit, and that no mechanic's or materialmen's or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of the Landlord in and to the Land and Building. In no event shall Landlord be deemed to be the agent of Tenant for purposes of Title 38-101 of the District of Columbia Code (1981 Edition, as amended) and no contractor of Tenant shall by virtue of its contract be entitled to assert any mechanic's lien against the Building or land appurtenant thereto.

XV.  INDEMNITY AND WAIVER OF CLAIMS.

     A. Tenant shall indemnify, defend and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, Mortgagee(s) and agents, and the respective principals and members of any such agents (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant including, without limitation, any of the following: (1) any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; (2) any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; (3) any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, occurring on or about the Building; (4) any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or (5) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

     B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant [including Tenant's principals, agents and employees (collectively, the "Tenant Related Parties")] resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from:
(1) the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; (2) wind or weather; (3) any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; (4) broken glass; (5) the backing up of any sewer pipe or downspout; (6) the bursting, leaking or running of any tank, water closet, drain or other pipe; (7) the escape of steam or water; (8) water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building;
(9) the falling of any fixture, plaster, tile or other material; (10) any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, or owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or (11) any other cause of any nature except, as to items 1-9 and item 11, where such loss or damage is due to Landlord's willful or negligent failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

     C. Subject to the limitations set forth in Section X above, and in subsection XV B above, Landlord shall indemnify, defend, and hold harmless Tenant against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against or incurred by Tenant in connection with any negligent, intentionally tortious or other act or omission by Landlord or any of its agents, contractors, employees, licensees or suppliers during the Lease Term; or any injury to or death of any person caused by Landlord or its employees or agents, and from and against all costs incurred in connection with any claim arising in whole or in part by reason of any of the foregoing, including costs of enforcement.

     D. If any action giving rise to the right of indemnification above is brought against Landlord or Tenant, such party shall promptly and at their expense, resist or defend such action or cause it to be resisted or defended by an insurer.

XVI. TENANT'S INSURANCE.

     A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

          1.   Commercial General Liability Insurance applicable to the
Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million Dollars ($2,000,000.00), with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease.

          2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

          3. Workers' Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers' Liability Coverage of One Million Dollars
($1,000,000.00) per occurrence.

          4. Whenever good business practice, in Landlord's reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense and provide Landlord with evidence thereof.

     B. Before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to workers' compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage and Completed Operations coverage), written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000.00) and adding the "owner(s) of the Building and its (or their) respective members, principals, beneficiaries, partners, officers, directors, employees, agents (and their respective members and principals) and mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds.

     C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A-" or better and shall be licensed and qualified to do business in the state in which the Premises is located. All policies evidencing Tenant's Insurance (except for Workers' Compensation) shall specify Tenant as named insured and the "owner(s) of the Building and its (or their) respective members, principals, beneficiaries, partners, officers, directors, employees, agents (and their respective members and principals) and mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

     D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: (1) violate the terms of any of Landlord's insurance policies; (2) prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or (3) result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Landlord shall provide written notice thereof to Tenant promptly upon Landlord acquiring actual knowledge thereof and Tenant shall to the extent practicable have an opportunity to correct the matter. Tenant shall pay Landlord upon demand, as Additional Base Rental, the cost of the amount of any increase in any such insurance premium, provided that the acceptance by Landlord of such payment shall not be construed to be a waiver of any rights by Landlord in connection with a default by Tenant under the Lease. In addition, should another tenant of the Building cause a similar increase in the rate of insurance on the Building, such increase shall be disregarded in determining Tenant's pro-rata share of Basic Costs under this Lease. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as Additional Base Rental, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII. SUBROGATION.

     Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee(s), for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to
Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

XVIII. LANDLORD'S INSURANCE.

     Landlord agrees that Landlord will maintain or cause to be maintained in full force and effect at all times during the Term fire and extended coverage insurance covering the Building and the leasehold improvements to the Leased Premises originally supplied, furnished or installed at Landlord's expense in amounts equal to no less than ninety percent (90%) of the full insurable value thereof (actual replacement value, without deduction for physical depreciation as such may be adjusted to account for increased replacement value costs) or in such lesser amount as shall be sufficient to avoid the effects of co-insurance provisions of the policies and public liability insurance with limits no less than the minimum limits required of Tenant in the case of Tenant's public liability insurance required above. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses and recoveries thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XIX. CASUALTY DAMAGE.

     If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case
(i) the Building shall be so damaged that in Landlord's reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged by such casualty), (ii) Landlord will not be permitted by applicable law to rebuild the Building in substantially the same form as existed prior to the fire or casualty, or (iii) the Premises has been materially damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty, (iv) any Mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or (v) any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the effective date of termination specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold Improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises, if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold Improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent any damage to the Premises causes the Premises to be rendered untenantable and not used by Tenant. If the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the negligence of Tenant or any Tenant Related Parties, the Rent hereunder shall not be diminished during any period during which the Premises, or any portion thereof, is untenantable (except to the extent Landlord is entitled to be reimbursed by the proceeds of any rental interruption insurance), and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Notwithstanding the foregoing, subject to the limitation in the immediately preceding sentence, Tenant shall be excused from paying full rent until the first to occur of (i) resumption of use and occupancy by Tenant of the damaged portion for the conduct of its business operations thereon or
(ii) the last to occur of (x) substantial completion by Landlord of its repair and restoration of the Premises or (y) substantial completion by Tenant of its repair and restoration, not to exceed however under this subsection (y) thirty
(30) days following the date of substantial completion by Landlord of its repairs and restoration. In the case of damage or destruction affecting less than the entire Premises but rendering Tenant unable to reasonably conduct its business in the remaining undamaged portion, then any abatement of rent to which Tenant shall be entitled hereunder shall be extended to the entire premises. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

XX.  LANDLORD'S ALLOWANCE TO TENANT

     Tenant shall receive a total construction allowance (the "Allowance") in the amount of Fifteen Dollars ($15.00) per rentable square foot of the Premises (namely $291,210.00 assuming a Rentable Area of the Premises of 19,414 square feet), which shall be applied towards the cost of Tenant's Initial Leasehold Improvements over the existing As is" condition. For the purposes of this paragraph, leasehold improvements may specifically include, but not be limited to, construction of tenant improvements, construction management services, permit fees, Tenant's design costs (to include architectural, mechanical, electrical and plumbing drawings), suite security systems, and millwork, or items which either Tenant may require Landlord or the Tenant's Contractor to furnish, provide or complete or which under the terms of this Lease shall be provided or furnished by Landlord or Tenant's Contractor in connection with the completion of the Initial Leasehold Improvements. In the event Tenant shall fail to expend the entire Allowance, Tenant shall be entitled to obtain a credit against the first rentals otherwise payable under this Lease in such amount as necessary to result in Tenant obtaining the benefit of the entire Allowance after consideration of the disbursements previously made by Landlord.

     Landlord agrees to disburse the Allowance on a monthly basis directly to the general contractor or others as directed by Tenant on account of work performed, or in the event Tenant has paid the requested amount itself directly to such contractor or other party, Landlord shall reimburse Tenant the portion of the Allowance to which Tenant is then entitled, based upon paid receipts submitted to Landlord. Tenant shall provide a proposed monthly requisition no later than the twentieth (20th) day of the calendar month preceding the month in which Tenant requests such disbursement in order to permit Landlord to process Tenant's request by the tenth (10th) day of the following month. It is hereby agreed that all leasehold improvements paid for by Landlord out of the Allowance shall immediately become the property of Landlord upon completion unless otherwise agreed to in writing. In the event the total cost of the Initial Leasehold Improvements exceeds the Allowance, all such excess costs shall be solely payable by Tenant. In no event shall any contractor of Tenant be considered as a third party beneficiary hereunder, and Landlord's agreement to provide payments directly to Tenant's contractor shall not create any contractual relationship between Landlord and such contractor, or otherwise constitute an acknowledgment or representation by Landlord that the particular work being paid for by Landlord has been performed in accordance with the specifications therefor, or is otherwise sufficient to fulfill Tenant's expectations.

XXI. CONDEMNATION.

     If (a) the whole or any substantial part of the Premises or (b) any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event of a taking either (i) affecting a substantial portion of the Premises, or
(ii) beyond the Premises or of less than a substantial portion of the Premises but which in either such instance materially and adversely impacts either access to or use of the Premises by Tenant, then and in the case of either (i) or (ii) above, Tenant shall also be entitled to terminate this Lease, effective as of the date the physical taking shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, Tenant's Removables or for moving costs, or for any other amounts personal to Tenant which if paid to Tenant will not reduce the award to which Landlord would in the absence of such payment be entitled to claim for its account, all of which Tenant specifically reserves to itself.

XXII. EVENTS OF DEFAULT.

     The following events shall be deemed to be events of default under this
Lease:

     A. Tenant shall fail to pay when due any Base Rental, Additional Base Rental or other Rent under this Lease and such failure shall continue for five
(5) business days after written notice from Landlord (hereinafter sometimes referred to as a "Monetary Default").

     B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, including, without limitation, the rules and regulations, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure, provided that if any such failure creates a hazardous condition, such failure must be cured immediately. However, with respect to any failure to comply with or perform any covenant or obligation which is not curable within such twenty (20) day period, if (i) Tenant has expeditiously commenced to cure same, (ii) the failure does not affect the Building or other tenants therein and does not result in any liability to, or expenditure of funds by, Landlord, and (iii) Tenant diligently pursues the cure of such condition, the cure period shall be extended to the time reasonably necessary to cure the condition, (inclusive of the original 20 days). Notwithstanding the foregoing, if Tenant fails to comply with any particular provision or covenant of this Lease, including, without limitation, Tenant's obligation to pay Rent when due, on three (3) occasions during any twelve (12) month period, any subsequent violation of such provision or covenant shall be considered to be an incurable default by Tenant.

     C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

     D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

     E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's Property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty
(60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

     F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

     G.   Omitted Intentionally

     H. Tenant shall fail to take possession of and occupy the Premises within sixty (60) days following the Commencement Date unless due to force majeure.

     I. The liquidation, termination, dissolution, forfeiture of right to do business, or death of Tenant or any Guarantor.

     J. Tenant is in default beyond any notice and cure period under any other lease with Landlord.

XXIII. REMEDIES.

     A. Upon the occurrence of any event or events of default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed in Article XXII above) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations due [except as expressly prescribed in Article XXII above] and waives any and all other notices or demand requirements imposed by applicable law which may lawfully be waived by Tenant):

          1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, and Tenant hereby agrees to pay to

Landlord on demand the amount of all loss and damage, including consequential damage, which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet.

          2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant, for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

          3. Enter upon the Premises without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to the Maximum Rate.

          4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant. Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in default under this Lease. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

          5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: (a) all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, (b) an amount equal to: the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the Prime Rate then in effect, minus the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting (as defined below).

     B. For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant incentives, allowances and inducements.

     C. Except as otherwise herein provided, no repossession or re-entering of the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or reentering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

     D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

XXIV. LIMITATION OF LIABILITY.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT NEITHER LANDLORD NOR ANY MEMBER, PRINCIPAL, PARTNER, SHAREHOLDER, OFFICER, DIRECTOR OR BENEFICIARY OF LANDLORD SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD.

XXV. NO WAIVER.

     Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVI. EVENT OF BANKRUPTCY.

     In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

     A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

          1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

          2. the furnishing of an additional/new security deposit by Tenant in the amount of three (3) times the then current monthly Base Rental.

     B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then current monthly Base Rental payable hereunder.

     C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

     D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as Rent," shall constitute "rent" for the purposes of
Section 502(b) (6) of the Bankruptcy Code.

     E. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

     F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth: (1) the name and address of such person or entity, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

     G. To the extent permitted by law, Landlord and Tenant agree that this Lease is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant within the meaning of Sections 365(c) and 365(e) (2) of the Bankruptcy Code.

XXVII. WAIVER OF JURY TRIAL.

     Landlord and Tenant hereby waive any right to a trial by jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant, and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

XXVIII. COMPLIANCE MATTERS.

     Landlord hereby advises Tenant that Landlord has no actual knowledge or credible reports of the presence in the Premises or in the Building or in or on the land associated with the Building of any Hazardous Material, recognizing, however, that Landlord has not undertaken any studies or investigations pertaining to same other than with respect to asbestos. Landlord further advises that the ground storage tank operated by Landlord at the Building has been tested, lined and cathodically protected, with continuous monitoring and leak tested with automated controls. Landlord shall defend, indemnify and hold harmless Tenant from all claims, costs or damages of any kind whatsoever arising during or after the Term hereof from or in connection with the presence or suspected presence of any Hazardous Material (including without limitation the diesel fuel permitted below) in the Leased Premises, the Building or the soil, groundwater or soil vapor on or under the Building to the extent arising by reason of any act or omission of Landlord, or its predecessor-in-interest, or any agent, employee or contractor of Landlord. Tenant shall defend, indemnify and hold harmless Landlord from all claims, costs or damages of any kind whatsoever arising during or after the Term hereof from or in connection with the presence or suspected presence of Hazardous Materials (including without limitation the diesel fuel permitted below) in the Leased Premises, the Building or the soil, groundwater or soil vapor on or under the Building to the extent arising by reason of any act or omission of Tenant or any agent, employee or contractor of Tenant. Landlord acknowledges that Tenant shall be entitled to store in a lawful manner in strict accordance with all Environmental Law diesel fuel for its diesel generator to be located at the Building. "Hazardous Material" means (1) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law (as hereinafter defined) as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (2) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (3) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbons lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (S) 11.01 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

     Landlord further represents to Tenant that as of the Lease Commencement Date, the Common Areas of the Building shall comply as required with all applicable governmental laws, rules and codes (including without limitation the American with Disabilities Act and all applicable fire protection and life safety requirements) with the exception of those requirements, if any, directly resulting by reason of Tenant's occupancy within the Building. In the event Landlord is in breach of the foregoing representation, Landlord agrees that at no cost or expense to Tenant the Landlord shall take those actions necessary to cure the condition giving rise to such breach.

XXIX. HOLDING OVER.

     In the absence of a written agreement executed by Landlord expressly recognizing that such agreement shall prevail over the provisions contained in this Article XXIX, in the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to 175% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant also shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

XXX. SUBORDINATION TO MORTGAGES.

     Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion provided the mortgagee for itself and any party claiming by, through or under such mortgagee agrees in writing to recognize this Lease in the event it or such party acquires the Building by foreclosure or deed-in-lieu of foreclosure. Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may reasonably request. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest.

     Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event that any such foreclosure proceeding is prosecuted or completed. In addition, if the Landlord's leasehold interest in any ground lease shall be terminated, Tenant agrees that this Lease shall, at the option of the ground lessor, remain in full force and effect (or if terminated by law as a result of Landlord's interest being terminated, Tenant will enter into a new Lease with the identical terms and conditions of this Lease). Tenant agrees to give any Mortgagee, by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, the mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Land or the Building, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any Security Deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such Security Deposit. Tenant further agrees that any successor to Landlord's interest shall not be bound by
(i) any payment of monthly Rent or Additional Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease or (ii) any amendment or modification of this Lease made without the consent of Landlord's mortgagee or such successor in interest. Landlord agrees to transfer all of its right, title and interest in any security deposit posted by Tenant hereunder remaining at the time of Landlord's transfer to the transferee and to notify Tenant of such transfer.

     Landlord agrees to use all reasonable efforts to obtain from the party presently holding the note secured by a deed of trust against the Building, and shall, as a condition to any future subordination obtain from any future Mortgagee, an agreement (a "Nondisturbance Agreement") which shall provide that, as long as Tenant is not in default under this Lease after written notice and expiration of the applicable cure period, this Lease will not be terminated during the Lease term hereof as a result of any foreclosure or conveyance in lieu of foreclosure under the deed of trust on the Building held by such mortgagee, nor shall any such mortgagee condition its recognition of this Lease to any change in the financial terms of this Lease. Any such Nondisturbance Agreement shall be in form and content as required by Landlord's mortgagee, and shall also include such subordination and adornment provisions as such mortgagee may reasonably require. Landlord has delivered to Tenant the form of Nondisturbance Agreement received from MBL (defined below), with the understanding that MBL will not complete its review of this Lease until it has received a final signed copy. In the event Tenant desires to negotiate the provisions contained in any such Nondisturbance Agreement Tenant shall indemnify and hold Landlord harmless from any costs or expenses incurred with either Landlord's or Lender's counsel in connection therewith. In the event Landlord is unable to obtain any form of Nondisturbance Agreement from its Mortgagee notwithstanding Landlord's reasonable best efforts to do so, within the initial fifteen (15) days period following the date of execution hereof, then and in such event by written notice to Landlord, the Tenant shall be entitled to terminate this Lease no later than three (3) business days following expiration of such fifteen (15) days period, time being of the essence.

     Landlord represents and warrants to Tenant that as of the date hereof that it has heretofore granted a deed of trust secured against the Building to Mutual Benefit Life Insurance Company (now known as MBL Life Assurance Company) ("MBL") in the original principal balance of $22,000,000, for a thirty-five (35) year term commencing approximately in February, 1982, which mortgage has a principal balance of approximately $19,015,000, and to the best of Landlord's actual knowledge, information and belief such mortgage is in good standing and free of default.

XXXI. ATTORNEYS' FEES.

     In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

XXXII. NOTICE.

     Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.10. of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given, delivered, received and effective on the earlier of
(a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given, delivered, received and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII. ESTOPPEL CERTIFICATES.

     Tenant agrees, at any time and from time to time during the Term of this Lease, but not in excess of one (1) time per year in the absence of a proposed sale or re-financing (in which event Landlord shall be limited to three (3) times in any calendar year), upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement certifying to substantially the following provisions (recognizing that any of such statement may be modified by Tenant to reflect the then state of facts):
(i) a statement that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) a statement of the dates to which the Rent and any other charges hereunder have been paid by Tenant, (iii) a statement of whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) a statement of the address to which notices to Tenant should be sent, (v) a statement that all work required to be performed by the Landlord under this Lease has been completed and that Tenant accepts the Premises and improvements therein and/or that all payments of the Allowance have been satisfied by Landlord, (vi) a statement that Tenant will not attempt to terminate this Lease by reason of Landlord's default or omission without giving written notice of such default or omission to Landlord and any mortgagee of which Tenant has knowledge and (vi) such other statement or statements as Landlord, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either and/or any prospective assignee of any such mortgagee, may reasonably request. Any such statement delivered pursuant hereto, may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord's interest in either, or any prospective assignee of any such mortgagee. Tenant will agree to make such reasonable changes or modifications to this Lease as may be required by any mortgagee of the Building and/or the Land, provided that such changes or modifications shall not increase the amount of Base Rental, Additional Base Rental, shorten the Term of this Lease or change or redefine the Premises, or otherwise adversely affect the rights or obligations of the parties hereunder.

     Landlord agrees to provide a similar estoppel following the written request of Tenant periodically during the Term, upon which Tenant or its lender, assignee or sublessee may rely.

XXXIV. INTENTIONALLY OMITTED.

XXXV. EXCEPTED RIGHTS.

     This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: (a) to change the Building's name or street address; (b) to install, fix and maintain signs on the exterior and interior of the Building; (c) to designate and approve window coverings; (d) subject to Landlord's obligation to minimize interference with Tenant's business or use of or access to the Premises, to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; (e) subject to Landlord's obligation to minimize interference with Tenant's business or use of or access to the Premises, to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; (f) except with respect to certain "secure" areas desired by Tenant, to retain at all times and to use pass-keys to all locks within and into the Premises; (g) to approve the weight, size, or location of heavy equipment, or articles in and about the Premises; (h) subject to Landlord's obligation to minimize interference with Tenant's business or use of or access to the Premises, to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; (i) if Tenant has vacated the Premises (i.e. removed all of its equipment therefrom) during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises; and (j) to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein with the understanding that absent circumstances believed by Landlord to constitute an emergency circumstance, Landlord shall use all reasonable efforts to minimize interference with Tenant's business or use of or access to the Premises in connection with any such entry. Landlord's entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XXXVI. SURRENDER OF PREMISES.

     At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall remove all Tenant's Property from the Premises, remove all Required Removables designated by Landlord and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expense, shall be entitled to remove and/or store such Tenant's Property and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord.

XXXVII. PARKING

     The parking garage within the Building may be used by Tenant and Tenant's visitors, invitees and licensees while engaged in business in the Premises, for the parking of their automobiles, in common with like use by other tenants of space in the Building, but subject to those charges which Landlord or its operator may impose from time to time on such use. The use of said automobile parking areas by Tenant and Tenant's visitors, invitees and licensees shall be at their sole risk and expense, and in no event shall Landlord have any liability for damage to, theft or loss of property of the Tenant or of Tenant's employees, visitors, licensees or invitees suffered or sustained in or about said parking areas. Said parking areas shall be under the exclusive control of Landlord or its garage operator, who shall have the right to establish rules and regulations governing the use of said parking areas, and the right to change such rules and regulations from time to time, and the right to limit or terminate the right of Tenant, its visitors, invitees and licensees or any other parties to use such parking areas. Tenant agrees to keep, observe and comply with all such rules and regulations so established by Landlord, and will direct and require its employees, licensees, visitors and invitees to comply therewith. No employee of Landlord is authorized to accept possession of any vehicle from the Tenant or from Tenant's employees, licensees, visitors or invitees, nor to accept custody of any articles from Tenant. Landlord shall assist Tenant in obtaining a commitment from the parking garage operator to permit Tenant to obtain during the term of this Lease up to five (5) parking contracts in the Building garage, for parking of automobiles of Tenant's executives and personnel, such contracts to be upon the monthly rental and upon the terms and conditions, rules and regulations prevailing and imposed from time to time by the parking garage operator. The terms of such garage contracts shall be as set forth therein.

XXXVIII. ACCESS.

     Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week. There will be a minimum of one (1) elevator in operation for tenant's use outside of the Normal Business Hours. In the event of any emergency, or to prevent the interruption of essential services, Tenant shall have access (without any requirement of prior notification to Landlord but to be followed by written notice to the Landlord within three (3) business days thereafter) at all times, 24 hours per day, seven (7) days per week, 365 days a year, to the Premises, roof, ducts and telephone closets, equipment rooms and equipment areas, (subject to the requirements of the next sentence in the case of certain areas more particularly described therein) required for the replacement and repair of telecommunications and related facilities. Provided Tenant shall first install at its sole cost and expense appropriate card readers with Landlord's security company at the entrances therefor, in order to permit Landlord with the ability to monitor Tenant's access thereto at all times, Tenant shall also have access pursuant to the immediately preceding sentence to the roof, equipment rooms and electrical systems of the Building. Tenant agrees to give Landlord a courtesy notice of any access made by Tenant to any portion of the Building beyond the Premises within the hour of such access, or, to the extent practical, in advance. Landlord agrees to cooperate with Tenant in coordinating Tenant's access to any other areas required in order for Tenant to perform requisite repairs and/or replacements required by reason of any emergency as described above, following notice to Landlord from Tenant.

XXXIX. MISCELLANEOUS.

     A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law. This Lease represents the result of negotiations between Landlord and Tenant, each of which has been (or has had opportunity to be) represented by counsel of its own selection, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Consequently, Landlord and Tenant agree that the language in all parts of the Lease shall in all cases be construed as a whole according to its fair meaning and neither strictly for nor against Landlord or Tenant.

     B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

     C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

     D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Landlord or Tenant. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure. In no event shall either party claim Force Majeure with respect to any payment obligation hereunder.

     E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Brokers as the brokers in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord hereby represents to Tenant that it has dealt directly with and only with the Brokers as the brokers in connection with this Lease and that Landlord shall be responsible for paying the Landlord's Broker any amounts due in connection with this Lease as determined pursuant to that certain separate written agreement heretofore entered into by Landlord and such Broker. Tenant and Landlord agree that Tenant's Broker shall be paid by Landlord's Broker within five (5) days following receipt by Landlord's Broker of the monies received from Landlord (i.e. pay when paid) the following portions of the commission to which Tenant's Broker shall be entitled (based upon the separate written agreement entered into with Landlord's Broker and Landlord) based upon with the following schedule:

     1/2 of the commission to which Tenant's Broker is entitled at Lease
     Execution
     1/4 of the commission to which Tenant's Broker is entitled at the Commencement Date
     1/8 of the commission to which Tenant's Broker is entitled three months after the Commencement Date or if earlier, the date Base Rental commences to be payable hereunder.
     1/8 of the commission to which Tenant's Broker is entitled six months after the Commencement Date or the date Base Rental commences to be payable hereunder.

Landlord agrees to indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease.

     G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

     H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual (each such entity is individually referred to herein as an "Organizational Entity"), then Tenant hereby covenants, warrants and represents: (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant and has been duly appointed as the attorney-in-fact for the Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; and (4) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is an Organizational Entity, upon request, Tenant will, prior to the Commencement Date, deliver to Landlord true and correct copies of all organizational documents of Tenant, including, without limitation, copies of an appropriate resolution or consent of Tenant's board of directors or other appropriate governing body of Tenant authorizing or ratifying the execution and delivery of this Lease, which resolution or consent will be duly certified to Landlord's satisfaction by an appropriate individual with authority to certify such documents, such as the secretary or assistant secretary or the managing general partner of Tenant.

     I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term if requested by either a lender, purchaser or prospective lender or purchaser of Landlord, Tenant shall provide Landlord, upon ten (10) days' prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year and such other information as Landlord or its Mortgagee may request in order to create a "business profile" of Tenant and determine Tenant's ability to fulfill its obligations under this Lease. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

     J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto.

     K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

     L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

     M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof.

     N. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's Mortgagees, if required.

     O. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including, without limitation, Article XXX hereof), provided that tenant pays the Rent herein recited to be paid by Tenant and performs all covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's interest hereunder.

XL.  ENTIRE AGREEMENT.

     This Lease Agreement, including the following Exhibits:

     Exhibit A      -      Outline and Location of Premises
     ---------
     Exhibit B      -      Rules and Regulations
     ---------
     Exhibit C      -      Commencement Letter
     ---------
     Exhibit D      -      Terms of Use of Building Water Tower and Condenser
     ---------             Water
     constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:                     LANDLORD:
                                    --------

                                    1120 VERMONT AVENUE ASSOCIATES

/s/ J. Scott Ogden                        /s/ Sylvan C. Herman
______________________________      By:________________________________________
    J. Scott Ogden                        Sylvan C. Herman, General Partner



                                    TENANT:
                                    ------

/s/ Joseph A. Beatty                      /s/ Brian F. Addy
______________________________      By:_________________________________________
(Secretary)                             Authorized Officer and Attorney-in-Fact
                                        Brian F. Addy
                                        Executive V.P.

(Corporate Seal)

                                   EXHIBIT A

                                    PREMISES
                                    --------

                                   EXHIBIT B

                         BUILDING RULES AND REGULATIONS
                         ------------------------------

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

     The Landlord may, upon request by any Tenant, waive the compliance by such Tenant of any of the foregoing rules and regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (b) any such waiver shall not relieve such Tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any Tenant shall relieve any other Tenant from the obligation of complying with the foregoing rules and regulations unless such other Tenant has received a similar waiver in writing from Landlord.

     In the event of any conflict between these Rules and Regulations and the terms of the attached Lease, the terms of the attached Lease shall govern and control.

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any Tenant shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the demised premises. Subject to Landlord's obligation to minimize interference with Tenant's business or use of or access to the Premises, Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the Tenants, in such manner as Landlord deems best for the benefit of the Tenants generally. No Tenant shall permit the visit to the demised premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other Tenants of the entrances, corridors, elevators and other public portions of facilities of the Building.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord, which consent may be consented or denied in Landlord's sole and exclusive discretion. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the demised premises, without the prior written consent of the Landlord which shall not be unreasonably withheld, conditioned or delayed. Such projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or, if visible from beyond the demised premises, inside of the demised premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by the Landlord at the expense of such Tenant, and shall be of a size, color and style reasonably acceptable to the Landlord.

     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures (unless caused by Landlord or its agents, employees or contractors) shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

     6. There shall be no marking, painting, drilling into or in any way defacing any part of the demised premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the demised premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system that can be heard outside the demised premises.

     7. No bicycles, vehicles or animals (other than guide dogs), birds or pets of any kind shall be brought into or kept in or about the demised premises, and no cooking for any parties other than on an incidental basis for Tenant employees and invitees, shall be done or permitted by any Tenant on said premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

     8. No space in the Building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

     9. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machines, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of the doors or windows or down the corridors or stairs.

     10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the demised premises except for ordinary cleaning supplies.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of the Landlord which shall not be unreasonably withheld, conditioned or delayed. The doors leading to the corridors or main halls shall be kept closed during business hours, except as they may be used for ingress or egress. Each Tenant shall, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to the Landlord the cost thereof.

     12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may reasonably determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

     13. Any person employed by any Tenant to do janitor work within the demised premises must obtain Landlord's consent and such person shall, while in the Building and outside of said demised premises, comply with all reasonable instructions issued by the Property Manager of the Building. No Tenant shall engage or pay any employees on the demised premises, except those actually working for such Tenant on said premises.

     14. No Tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like service from any company or persons who, in Landlord's opinion, has proven to be an unsatisfactory vendor.

     15. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for ounces, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     16. The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at his option, require all persons admitted to or leaving the Building between the hours of 6 P.M. and 7 A.M., Tuesdays through Fridays or at all times after 6:00 P.M. on Friday through 7:00 A.M. on Mondays or at all times during any legal holidays, to register. Each Tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to the Landlord for all acts of such persons.

     17. The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

     18. No Tenant shall occupy or permit any portion of the demised premises to be used or occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as an employment bureau, unless said Tenant's lease expressly grants permission to do so. No Tenant shall engage or pay any employees on the demised premises, except those actually working for such Tenant on said premises, nor advertise for laborers giving an address at said premises.

     19. Each Tenant, before closing and leaving the demised premises at any time, shall see that all windows are closed and all lights turned off.

     20. The requirements of Tenants will be attended to only upon application at the ounce of the Building. Employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

     21. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

     22. No water cooler, plumbing or electrical fixtures shall be installed by any Tenant, except in accordance with the Lease.

     23. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     24. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

     25. Mats, trash or other objects shall not be placed in the public corridors.

     26. Drapes installed by the Landlord for the use of the Tenant or drapes installed by the Tenant, which are visible from the exterior of the Building must be cleaned by Tenant at Tenant's expense as required to maintain an image consistent with a first class office building.

                                   EXHIBIT C

                              COMMENCEMENT LETTER
                              -------------------



Date:____________________________________________

Tenant:__________________________________________

Address:_________________________________________

         Re: Commencement Letter with respect to that certain Lease dated ___________ by and between 1120 Vermont Avenue Associates, as Landlord, and
     ___________________, as Tenant, for ___________ square feet of Rentable
     Area on the terrace level of the Building located at 1120 Vermont Avenue, N.W., Washington, D.C. 20005.

DEAR __________________:

     In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

     1.   The Commencement Date of the Lease is ___________________;

     2.   The Termination Date of the Lease is ____________________.

     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

                                               Sincerely,


Agreed and Accepted:

Tenant:______________________________

By:__________________________________
Name:________________________________
Title:_______________________________
Date:________________________________

                                  EXHIBIT "D"


     For purposes of determining the costs of utilities for use of the cooling tower and condenser water at the Building, Landlord shall implement the following procedure:

     Following installation of Tenant's equipment within the Premises, Landlord shall commission a study at Tenant's cost by the Building's mechanical/electrical/plumbing engineers of the utility costs incurred in connection with the use of the Building's systems. The Building maintains two systems; namely a base building system and a special system. The Base Building system provides for chilled water and hot water available for heating and cooling during the Business Hours of the Building. The special HVAC system has condenser water available 24 hours a day - seven (7) days a week.

     Should the special system be used for heating, electric resistance heaters will need to be added as necessary.

     It should be noted that previous studies have shown an energy cost of approximately $300.00 per ton per year connected to the special system.

     In addition to utility costs, Tenant shall also be required to pay its share of the preventive maintenance and repair costs of the special system. Tenant's share of such costs shall be determined based upon a cost per ton basis of connected load divided into the total costs for the entire system. For example, assuming total costs of approximately $30,000 per year for the entire system, and further assuming the connected load is 150 tons, the cost of condenser water will be approximately $200.00 per ton (i.e. $30,000 divided by 150) per year.

     Assuming preventive and maintenance costs of $200.00 per ton, and assuming condenser water costs as above noted of $300.00 per ton, the aggregate per ton charge would be $500.00 per ton. Such amounts are estimates only and shall be subject to revision pursuant to the actual study to be obtained by Landlord as above provided.

     Should Tenant decide to use the Base Building system a comparable study will be obtained and Tenant will pay for both utility costs as well as its share of the preventive and maintenance costs.

     Landlord further reserves the right to periodically revise the charge to reflect increases in costs to Landlord to provide all such services with respect to the particular system used.